UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2013

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8. Other Events

Beginning in 2010, Lionbridge Technologies, Inc. granted performance-based equity awards (the “PSA”) to key employees under its 2005 Stock Incentive Plan and its 2011 Stock Incentive Plan. These PSAs vest in two or three years from date of grant only to the extent the performance metrics related to revenue and profitability are attained. Determination of Average Unadjusted Burn Rate for 2010-2012 with respect to equity grants under the Lionbridge Plans is based on the actual number of PSAs issued in any such year (after determination of attainment of performance metrics), rather than the number of PSAs granted in any such year (as PSA grants may be forfeited if performance metrics have not been met).

Accordingly, the Company’s Average Unadjusted Burn Rate for 2010-2012 is 3.85%, determined as follows:

	A= Total Number of	B=Number of
	Full Value Awards	Performance Awards
	and Performance	Granted and	C=Number of
	Awards Granted	included in Total	Performance Awards	D=Number of Options	E-Weighted Common
Year	(“Total Awards”)	Awards	issued	Granted	Shares Outstanding
2010	2,065,511	842,000	0	470,500	56,690,000
2011	2,134,826	340,000	0	424,500	57,859,000
2012	2,090,621	412,500	694,549	422,500	59,102,000

Column A minus Column B, plus Column C, plus Column D
Divided by Column E = “Sub-Total”. Divide “Sub-Total” by 3 for the Average Unadjusted Burn Rate for 2010-2012.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

May 1, 2013	By:	Margaret A. Shukur

Name: Margaret A. Shukur
Title: Senior Vice President and General Counsel